Exhibit 99.1
Roblox Reports Third Quarter 2024 Financial Results
Strong Growth Across Core Financial and Operating Metrics; Revenue up 29% year-over-year, Bookings1 up 34% year-over-year, record DAUs up 27% year-over-year and record Hours Engaged up 29% year-over-year
SAN MATEO, Calif., October 31, 2024 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its third quarter 2024 financial and operational results and issued its fourth quarter and updated full year 2024 guidance today. Separately, Roblox posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
Third Quarter 2024 Financial, Operational, and Liquidity Highlights
•Revenue was $919.0 million, up 29% year-over-year.
•Bookings1 were $1,128.5 million, up 34% year-over-year.
•Net loss attributable to common stockholders was $239.3 million, while consolidated net loss was $240.4 million.
•Adjusted EBITDA1 was $55.0 million, which excludes adjustments for increases in deferred revenue and deferred cost of revenue of $216.3 million and $(47.9) million, respectively, or a total change in deferred of $168.4 million.
•Net cash and cash equivalents provided by operating activities was $247.4 million, up 120% year-over-year, while free cash flow1 was $218.0 million, up 266% year-over-year.
•Average Daily Active Users (“DAUs”) were 88.9 million, up 27% year-over-year.
•Average monthly unique payers were 19.1 million, up 30% year-over-year, and average bookings per monthly unique payer was $19.70.
•Hours engaged were 20.7 billion, up 29% year-over-year.
•Average bookings per DAU was $12.70, up 6% year-over-year.
•Cash and cash equivalents, short-term investments, and long-term investments totaled $3.9 billion; net liquidity2 was $2.9 billion.
“Roblox’s exceptional Q3 results demonstrate the strength of our platform and the effectiveness of our growth strategies. We’re particularly proud of the progress we’ve made in empowering creators, fostering social connections, and expanding our global reach. As we look ahead, we remain committed to building the world’s largest social platform for play, and we’re confident that our continued innovation and focus on safety will drive long-term value for our shareholders and the broader Roblox community,” said David Baszucki, founder and CEO of Roblox.
“In the third quarter of 2024, our key financial and operating metrics grew at high rates and in all cases were above the guidance we delivered on our Q2 2024 earnings call with significant year-over-year growth in revenue of 29%, bookings of 34%, DAUs of 27% and Hours engaged of 29%,” said Michael Guthrie, chief financial officer of Roblox.
1 Bookings, Adjusted EBITDA, and free cash flow are non-GAAP financial measures that we believe are useful in evaluating our performance and are presented for supplemental information purposes only and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. For further information, please refer to definitions and reconciliations provided below and in our annual and quarterly SEC filings.
2 Net liquidity represents cash and cash equivalents, short-term investments, and long-term investments, less long-term debt, net.

Forward Looking Guidance
Roblox provides its fourth quarter and updated full year 2024 GAAP and non-GAAP guidance:
Fourth Quarter 2024 Guidance
•Revenue between $935 million and $960 million.
•Bookings between $1,336 million and $1,361 million.
•Consolidated net loss between $(303) million and $(283) million.
•Adjusted EBITDA between $10 million and $30 million, which excludes adjustments for:
◦Increase in deferred revenue of $406 million.
◦Increase in deferred cost of revenue of $(86) million.
◦The total of these changes in deferrals of $320 million.
•Net cash and cash equivalents provided by operating activities between $170 million and $185 million.
•Capital expenditures and purchases of intangible assets of $(70) million.
•Free cash flow between $100 million and $115 million.
Updated Full Year 2024 Guidance
•Revenue between $3,549 million and $3,574 million.
•Bookings between $4,343 million and $4,368 million.
•Consolidated net loss between $(1,023) million and $(1,003) million.
•Adjusted EBITDA between $125 million and $145 million, which excludes adjustments for:
◦Increase in deferred revenue of $817 million.
◦Increase in deferred cost of revenue of $(186) million.
◦The total of these changes in deferrals of $631 million.
•Net cash and cash equivalents provided by operating activities between $808 million and $823 million.
•Capital expenditures and purchases of intangible assets of $(187) million.
•Free cash flow between $621 million and $636 million.
Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding its third quarter 2024 results on Thursday, October 31, 2024 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time. The webcast will be open to the public at ir.roblox.com or by clicking here.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect one billion global DAUs, our vision to reach 10% of the global gaming software market, our efforts to improve the Roblox Platform, our investments to pursue the highest standards of trust and safety on our platform, our immersive and video advertising efforts, including our ads manager and independent measurement partnerships, our efforts to provide a safe online environment for children, our efforts regarding content curation, live operations and platform-wide events, our efforts regarding real-world shopping, the use of artificial intelligence (“AI”) on our platform, our economy and product efforts related to creator earnings and platform monetization, our sponsored experiences, branding and new partnerships and our roadmap with respect to each, our business, product, strategy and user growth, our investment strategy, including our opportunities for and expectations of improvements in financial and operating metrics, including operating leverage, margin, free cash flow, operating expenses and capital expenditures, our expectation of successfully executing such strategies and plans, disclosures regarding the seasonality of our business, disclosures and future growth rates, benefits from agreements with third-party cloud providers, disclosures about our infrastructure efficiency initiatives, changes to our estimated average lifetime of a paying user and the resulting effect on revenue, cost of revenue, deferred revenue and deferred cost of revenue, our expectations of future net losses and net cash and cash equivalents provided by operating activities, statements by our Chief Executive Officer and Chief Financial Officer, and our outlook and guidance for fourth quarter and full year 2024, and future periods. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “envision,” “evolving,” “drive,” “anticipate,” “intend,” “maintain,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including the repayment of our senior notes; the demand for our platform in general; our ability to retain and increase our number of users, developers, and creators; the impact of inflation and global economic conditions on our operations; the impact of changing legal and regulatory requirements on our business, including the use of verified parental consent; our ability to develop enhancements to our platform, and bring them to market in a timely manner; our ability to develop and protect our brand and build new partnerships; any misuse of user data or other undesirable activity by third parties on our platform; our ability to maintain the security and availability of our platform; our ability to detect and minimize unauthorized use of our platform; and the impact of AI on our platform, users, creators, and developers. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Special Note Regarding Operating Metrics
Additional information regarding our core financial and operating metrics disclosed above is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We encourage investors and others to review these reports in their entirety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$602,631	$678,466
Short-term investments	1,720,323	1,514,808
Accounts receivable—net of allowances	385,591	505,769
Prepaid expenses and other current assets	70,702	74,549
Deferred cost of revenue, current portion	588,915	501,821
Total current assets	3,368,162	3,275,413
Long-term investments	1,558,846	1,043,399
Property and equipment—net	642,637	695,360
Operating lease right-of-use assets	626,486	665,107
Deferred cost of revenue, long-term	295,894	283,326
Intangible assets, net	38,486	53,060
Goodwill	142,236	142,129
Other assets	15,215	10,284
Total assets	$6,687,962	$6,168,078
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$42,842	$60,087
Accrued expenses and other current liabilities	273,694	271,121
Developer exchange liability	330,271	314,866
Deferred revenue—current portion	2,792,396	2,406,292
Total current liabilities	3,439,203	3,052,366
Deferred revenue—net of current portion	1,397,803	1,373,250
Operating lease liabilities	620,257	646,506
Long-term debt, net	1,006,023	1,005,000
Other long-term liabilities	46,218	22,330
Total liabilities	6,509,504	6,099,452
Stockholders’ equity
Common stock, $0.0001 par value; 5,000,000 authorized as of September 30, 2024 and December 31, 2023, 656,132 and 631,221 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively; Class A common stock—4,935,000 shares authorized as of September 30, 2024 and December 31, 2023, 607,454 and 581,135 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively; Class B common stock—65,000 shares authorized as of September 30, 2024 and December 31, 2023, 48,678 and 50,086 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively
	62	61
Additional paid-in capital	3,949,491	3,134,946
Accumulated other comprehensive income/(loss)	16,416	1,536
Accumulated deficit	(3,776,064)	(3,060,253)
Total Roblox Corporation Stockholders’ equity	189,905	76,290
Noncontrolling interest	(11,447)	(7,664)
Total Stockholders’ equity	178,458	68,626
Total Liabilities and Stockholders’ equity	$6,687,962	$6,168,078

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue(1)	$918,953	$713,225	$2,613,796	$2,049,335
Cost and expenses:
Cost of revenue(1)(2)	204,998	163,581	582,421	477,451
Developer exchange fees	231,536	170,719	642,211	519,002
Infrastructure and trust & safety	244,598	218,968	692,596	655,051
Research and development	365,424	321,613	1,089,173	912,469
General and administrative	98,733	97,508	302,184	291,279
Sales and marketing	52,592	40,874	124,416	97,957
Total cost and expenses	1,197,881	1,013,263	3,433,001	2,953,209
Loss from operations	(278,928)	(300,038)	(819,205)	(903,874)
Interest income	46,718	36,442	133,271	102,288
Interest expense	(10,286)	(10,268)	(30,853)	(30,409)
Other income/(expense), net	2,352	(4,262)	(1,309)	(1,425)
Loss before income taxes	(240,144)	(278,126)	(718,096)	(833,420)
Provision for/(benefit from) income taxes	303	682	1,466	177
Consolidated net loss	(240,447)	(278,808)	(719,562)	(833,597)
Net loss attributable to noncontrolling interest	(1,123)	(1,650)	(3,751)	(5,349)
Net loss attributable to common stockholders	$(239,324)	$(277,158)	$(715,811)	$(828,248)
Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(0.45)	$(1.11)	$(1.35)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	650,961	619,350	642,977	612,938
(1)Beginning April 1, 2024, the estimated average lifetime of a payer changed from 28 months to 27 months. Based on the carrying amount of deferred revenue and deferred cost of revenue as of March 31, 2024, the change resulted in an increase in revenue and cost of revenue during the three months ended September 30, 2024 of $26.4 million and $5.4 million, respectively, and $85.3 million and $17.8 million, respectively, during the nine months ended September 30, 2024. This change will increase our fiscal year 2024 revenue and cost of revenue by $98.0 million and $20.4 million, respectively. Refer to “Basis of Presentation and Summary of Significant Accounting Policies — Revenue Recognition” as described in the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for further background on the Company’s process to estimate the average lifetime of a payer.
(2)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Consolidated net loss	$(240,447)	$(278,808)	$(719,562)	$(833,597)
Adjustments to reconcile net loss including noncontrolling interest to net cash and cash equivalents provided by operations:
Depreciation and amortization expense	68,613	53,600	175,126	153,611
Stock-based compensation expense	265,165	220,022	757,558	617,288
Operating lease non-cash expense	31,104	26,048	88,592	70,801
(Accretion)/amortization on marketable securities, net	(20,909)	(20,474)	(60,442)	(52,219)
Amortization of debt issuance costs	344	331	1,023	982
Impairment expense, (gain)/loss on investment and other asset sales, and other, net	1,907	1,578	2,350	7,747
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(40,585)	(29,454)	119,460	93,174
Prepaid expenses and other current assets	16,295	4,298	3,340	(1,861)
Deferred cost of revenue	(46,876)	(23,477)	(99,491)	(62,074)
Other assets	1,744	502	(4,922)	(6,189)
Accounts payable	4,424	2,279	(4,404)	3,855
Accrued expenses and other current liabilities	8,238	19,745	(15,278)	(2,599)
Developer exchange liability	(18)	18,880	15,405	7,724
Deferred revenue	212,159	130,943	409,809	360,098
Operating lease liabilities	(25,292)	(15,994)	(54,621)	(46,837)
Other long-term liabilities	11,564	2,685	23,882	4,971
Net cash and cash equivalents provided by operating activities	247,430	112,704	637,825	314,875
Cash flows from investing activities:
Acquisition of property and equipment	(29,405)	(53,196)	(115,786)	(255,470)
Payments related to business combination, net of cash acquired	(840)	(3,859)	(2,840)	(3,859)
Purchases of intangible assets	—	—	(1,370)	(13,500)
Purchases of investments	(1,607,405)	(761,151)	(3,474,187)	(3,803,911)
Maturities of investments	842,450	632,000	2,431,770	956,010
Sales of investments	161,547	117,487	394,853	346,766
Net cash and cash equivalents used in investing activities	(633,653)	(68,719)	(767,560)	(2,773,964)
Cash flows from financing activities:
Proceeds from issuance of common stock	19,949	16,209	57,196	47,316
Proceeds from debt issuances	—	—	—	14,700
Financing payments related to acquisitions	—	—	(4,450)	(750)
Net cash and cash equivalents provided by financing activities	19,949	16,209	52,746	61,266
Effect of exchange rate changes on cash and cash equivalents	2,499	(409)	1,154	398
Net increase/(decrease) in cash and cash equivalents	(363,775)	59,785	(75,835)	(2,397,425)
Cash and cash equivalents
Beginning of period	966,406	520,264	678,466	2,977,474
End of period	$602,631	$580,049	$602,631	$580,049

Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measure bookings, Adjusted EBITDA, and free cash flow.
We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.
Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Substantially all of our bookings are generated from sales of virtual currency, which can ultimately be converted to virtual items on the Roblox Platform. Sales of virtual currency reflected as bookings include one-time purchases and monthly subscriptions purchased via payment processors or through prepaid cards. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Adjusted EBITDA represents our GAAP consolidated net loss, excluding interest income, interest expense, other income/(expense), provision for/(benefit from) income taxes, depreciation and amortization expense, stock-based compensation expense, and certain other nonrecurring adjustments. We believe that, when considered together with reported GAAP amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. Free cash flow represents the net cash and cash equivalents provided by operating activities less purchases of property, equipment, and intangible assets acquired through asset acquisitions. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets acquired through asset acquisitions, can be used for strategic initiatives.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
Reconciliation tables of the most comparable GAAP financial measure to the non-GAAP financial measure used in this press release are included below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures.

GAAP to Non-GAAP Financial Measures Reconciliations
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of revenue to bookings:
Revenue	$918,953	$713,225	$2,613,796	$2,049,335
Add (deduct):
Change in deferred revenue	216,325	130,957	410,657	360,112
Other	(6,758)	(4,729)	(16,998)	(15,489)
Bookings	$1,128,520	$839,453	$3,007,455	$2,393,958
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(240,447)	$(278,808)	$(719,562)	$(833,597)
Add (deduct):
Interest income	(46,718)	(36,442)	(133,271)	(102,288)
Interest expense	10,286	10,268	30,853	30,409
Other (income)/expense, net	(2,352)	4,262	1,309	1,425
Provision for/(benefit from) income taxes	303	682	1,466	177
Depreciation and amortization expense(A)	68,613	53,600	175,126	153,611
Stock-based compensation expense	265,165	220,022	757,558	617,288
RTO severance charge(B)	108	—	1,101	—
Other non-cash charges(C)	—	—	—	6,988
Adjusted EBITDA	$54,958	$(26,416)	$114,580	$(125,987)
(A)Includes a one-time charge of $17.9 million related to the re-assessment of the estimated useful life of certain software licenses, resulting in the acceleration of their remaining depreciation within infrastructure and trust & safety expenses.
(B)Relates to cash severance costs associated with the Company’s return-to-office (“RTO”) plan announced in October 2023, which required a subset of the Company’s remote employees to begin working from the San Mateo headquarters for three days a week, beginning in the summer of 2024.
(C)Includes impairment expenses related to certain operating lease right-of-use assets and related property and equipment.

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow:
Net cash and cash equivalents provided by operating activities	$247,430	$112,704	$637,825	$314,875
Deduct:
Acquisition of property and equipment	(29,405)	(53,196)	(115,786)	(255,470)
Purchases of intangible assets	—	—	(1,370)	(13,500)
Free cash flow	$218,025	$59,508	$520,669	$45,905

Forward Looking Guidance3: GAAP to Non-GAAP Financial Measures Reconciliations
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands):

	Guidance		Updated Guidance
	Three Months Ended December 31, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Reconciliation of revenue to bookings:
Revenue	$935,000	$960,000	$3,548,796	$3,573,796
Add (deduct):
Change in deferred revenue	406,000	406,000	816,657	816,657
Other	(5,000)	(5,000)	(21,998)	(21,998)
Bookings	$1,336,000	$1,361,000	$4,343,455	$4,368,455
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands):

	Guidance		Updated Guidance
	Three Months Ended December 31, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(303,000)	$(283,000)	$(1,022,562)	$(1,002,562)
Add (deduct):
Interest income	(40,000)	(40,000)	(173,271)	(173,271)
Interest expense	11,000	11,000	41,853	41,853
Other (income)/expense, net	—	—	1,309	1,309
Provision for/(benefit from) income taxes	2,000	2,000	3,466	3,466
Depreciation and amortization expense	55,000	55,000	230,126	230,126
Stock-based compensation expense	285,000	285,000	1,042,558	1,042,558
RTO severance charge(A)	—	—	1,101	1,101
Adjusted EBITDA	$10,000	$30,000	$124,580	$144,580
(A)Relates to cash severance costs associated with the Company’s RTO plan announced in October 2023, which required a subset of the Company’s remote employees to begin working from the San Mateo headquarters for three days a week, beginning in the summer of 2024.
3 Beginning April 1, 2024, the estimated average lifetime of a payer changed from 28 months to 27 months, which is reflected in our fourth quarter and updated full year 2024 GAAP and non-GAAP guidance. Based on the carrying amount of deferred revenue and deferred cost of revenue as of March 31, 2024, the April 1, 2024 change in estimated average lifetime of a payer will result in an increase in revenue and cost of revenue of $12.7 and $2.6 million, respectively, during the fourth quarter of 2024 and an increase in revenue and cost of revenue of $98.0 million and $20.4 million, respectively, during the full year 2024. Refer to “Basis of Presentation and Summary of Significant Accounting Policies — Revenue Recognition” as described in the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for further background on the Company’s process to estimate the average lifetime of a payer.

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands):

	Guidance		Updated Guidance
	Three Months Ended December 31, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow:
Net cash and cash equivalents provided by operating activities	$170,000	$185,000	$807,825	$822,825
Deduct:
Acquisition of property and equipment	(70,000)	(70,000)	(185,786)	(185,786)
Purchase of intangible assets	—	—	(1,370)	(1,370)
Free cash flow	$100,000	$115,000	$620,669	$635,669

About Roblox
Roblox is an immersive platform for connection and communication. Every day, millions of people come to Roblox to create, play, work, learn, and connect with each other in experiences built by our global community of creators. Our vision is to reimagine the way people come together– in a world that is safe, civil, and optimistic. To achieve this vision, we are building an innovative company that, together with the Roblox community, has the ability to strengthen our social fabric and support economic growth for people around the world. For more about Roblox, please visit corp.roblox.com.
CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
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Source: Roblox Corporation